SENSATA TECHNOLOGIES REPORTS FOURTH QUARTER
AND FULL YEAR 2023 FINANCIAL RESULTS

Swindon, United Kingdom – February 6, 2024 - Sensata Technologies (NYSE: ST), a global industrial technology company and leading provider of sensors, sensor-rich solutions, and electrical protection devices used in mission-critical systems that create valuable business insights for customers, today announced financial results for its fourth quarter and full year ended December 31, 2023.
"Our capital allocation strategy to reduce net leverage and return cash to shareholders is showing strong early returns as adjusted EPS of $3.61 in 2023 increased 6.2% year over year (14.4% on a constant-currency basis) and gross leverage declined to 3.8x from 4.7x,” said Jeff Cote, CEO and President of Sensata. "Our ability to deliver solutions for our customers in an increasingly electrified world represents an unprecedented opportunity for Sensata and we are well-positioned for success. In 2023, Sensata's electrification revenue grew by nearly 50% to approximately $700 million. Over the last three years, we have won over $1.3 billion in electrification opportunities, much of it in our long-cycle businesses, giving me great confidence that electrification will drive Sensata’s growth in the coming years.”
Operating Results - Fourth Quarter
Operating results for the fourth quarter of 2023 compared to the fourth quarter of 2022 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $992.5 million, a decrease of ($22.2) million, or (2.2%), compared to $1,014.7 million in the fourth quarter of 2022.
•Revenue decreased (1.3%) on an organic basis, which excludes a decrease of (0.9%) from foreign currency exchange rates versus the prior year period.
Operating (loss)/income:
•Operating loss was ($201.4) million, or (20.3%) of revenue, a decrease of ($353.8) million compared to operating income of $152.4 million, or 15.0% of revenue, in the fourth quarter of 2022.
•Operating loss includes a $321.7 million non-cash goodwill impairment charge related to the Insights reporting unit.
•Adjusted operating income was $183.7 million, or 18.5% of revenue (19.1% on a constant currency basis), a decrease of ($20.6) million, or (10.1%), compared to adjusted operating income of $204.3 million, or 20.1% of revenue, in the fourth quarter of 2022.

(Loss)/earnings per share:
•Loss per share was ($1.34), a decrease of $(2.08) compared to earnings per share of $0.74 in the fourth quarter of 2022.
•Adjusted earnings per share was $0.81, a decrease of ($0.15), or (15.6%) (decrease of (4.2%) on a constant currency basis), compared to adjusted earnings per share of $0.96 in the fourth quarter of 2022.
Sensata generated $105.1 million of operating cash flow and $56.7 million of free cash flow in the fourth quarter of 2023. In the quarter, Sensata used cash to reduce debt by $400 million, repurchase shares valued at approximately $28.1 million, and paid $18.2 million in dividends to shareholders.
Operating Results - Full Year
Operating results for the year ended December 31, 2023 compared to the year ended December 31, 2022 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was a record $4,054.1 million, an increase of $24.8 million, or 0.6%, compared to $4,029.3 million in the year ended December 31, 2022.
•Revenue increased 1.5% on an organic basis, which excludes a decrease of (1.4%) from foreign currency exchange rates and an increase of 0.5% from acquisitions, net of divestitures, each versus the prior year.
Operating income:
•Operating income was $181.7 million, or 4.5% of revenue, a decrease of ($488.5) million, or (72.9%), compared to operating income of $670.1 million, or 16.6% of revenue, in the year ended December 31, 2022.
•Operating income includes a non-cash goodwill impairment charge related to our Insights reporting unit, charges related to the Q3 2023 Restructuring Plan, and charges related to the exit of the Spear Marine Business.
•Adjusted operating income was $774.0 million, or 19.1% of revenue (19.7% on a constant currency basis), a decrease of ($3.9) million, or (0.5%), compared to adjusted operating income of $777.9 million, or 19.3% of revenue, in the year ended December 31, 2022.
(Loss)/earnings per share:
•Loss per share was ($0.03), a decrease of ($2.02), or (101.5%), compared to earnings per share of $1.99 in the year ended December 31, 2022.
•Adjusted earnings per share was $3.61, an increase of $0.21, or 6.2% (increase of 14.4% on a constant currency basis), compared to adjusted earnings per share of $3.40 in the year ended December 31, 2022.
Sensata generated $456.7 million of operating cash flow and $272.1 million of free cash flow in the year ended December 31, 2023. During 2023, Sensata reduced debt by $850 million, repurchased shares valued at approximately $88.4 million, and paid $71.5 million of dividends to shareholders.

Segment Performance

	For the three months ended December 31,		For the full year ended December 31,
$ in 000s	2023	2022	2023	2022
Performance Sensing (1)
Revenue	$753,028	$746,604	$3,002,728	$2,920,393
Operating income	$184,353	$192,870	$744,246	$728,308
% of Performance Sensing revenue	24.5%	25.8%	24.8%	24.9%

Sensing Solutions (1)
Revenue	$239,466	$268,072	$1,051,355	$1,108,869
Operating income	$68,219	$78,443	$299,032	$323,347
% of Sensing Solutions revenue	28.5%	29.3%	28.4%	29.2%
(1)    Effective April 1, 2023, we reorganized our reportable segments to move material handling products from Performance Sensing to Sensing Solutions to align with new management reporting. Prior year amounts have been reclassified.

Guidance
"We anticipate our end markets to be relatively flat year over year given the current IHS automotive outlook, weakness in Europe and North America heavy vehicle and off road production, and continued destocking in industrials," said Brian Roberts, EVP and CFO of Sensata. "Given that market backdrop, we expect revenue to be flat to down slightly in the first and second quarters of 2024 before rebounding in the second half of the year as new and ramping product launches drive growth. We expect adjusted operating margins to be flat in the first quarter and then increase sequentially by approximately 20 – 30 basis points per quarter."

Q1 2024 Guidance
$ in millions, except EPS	Q1-24 Guidance	Q1-23	Y/Y Change
Revenue	$970 - $1,010	$998.2	(3%) - 1%
organic growth			(2%) - 2%
Adjusted Operating Income	$178 - $190	$192.9	(8%) - (2%)
Adjusted Net Income	$124 - $134	$140.7	(12%) - (5%)
Adjusted EPS	$0.82 - $0.88	$0.92	(11%) - (4%)
Versus the prior year period, Sensata expects that changes in foreign currency exchange rates will decrease revenue by approximately ($7) million at the midpoint and decrease adjusted EPS by approximately ($0.05) at the midpoint in the first quarter of 2024.
Conference Call and Webcast
Sensata will conduct a conference call today at 8:00 a.m. Eastern Time to discuss its fourth quarter and full year 2023 financial results and its outlook for the first quarter of 2024. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Q4 2023 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until February 13, 2024. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 5379784.

About Sensata Technologies
Sensata Technologies is a leading industrial technology company that develops sensors, sensor-based solutions, including controllers and software, and other mission-critical products to create valuable business insights for customers and end users. For more than 100 years, Sensata has provided a wide range of customized, sensor-rich solutions that address complex engineering requirements to help customers solve difficult challenges in the automotive, heavy vehicle & off-road, industrial, and aerospace industries. With approximately 19,400 employees and operations in 16 countries, Sensata’s solutions help to make products safer, cleaner and more efficient, more electrified, and more connected. For more information, please visit Sensata’s website at www.sensata.com.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted corporate and other expenses, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by/(used in) operating activities less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions and divestitures for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, net, provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) deferred gain or loss on derivative instruments. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted corporate and other expenses is defined as corporate and other expenses calculated in accordance with U.S. GAAP, excluding the portion of non-GAAP adjustments described below that relate to corporate and other expenses. We believe adjusted corporate and other expenses is useful to management and investors in understanding the impact of non-GAAP adjustments on operating expenses not allocated to our segments.
Gross leverage ratio is defined as gross debt divided by last twelve months (LTM) adjusted EBITDA. We believe that gross leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.
Net leverage ratio is defined as net debt divided by last twelve months (LTM) adjusted EBITDA. We believe the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
In discussing trends in our performance, we may refer to certain non-GAAP financial measures or the percentage change of certain non-GAAP financial measures in one period versus another, calculated on a constant currency basis. Constant currency is determined by stating revenues and expenses at prior period foreign currency exchange rates and excludes the impact of foreign currency exchange rates on all hedges and, as applicable, net monetary assets. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, trends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to public health crises, instability and changes in the global markets, supplier interruption or non-performance, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our quarterly reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended December 31,		For the full year ended December 31,
	2023	2022	2023	2022
Net revenue	$992,494	$1,014,676	$4,054,083	$4,029,262
Operating costs and expenses:
Cost of revenue	702,287	673,830	2,792,825	2,712,048
Research and development	42,623	47,446	178,867	189,344
Selling, general and administrative	87,532	87,622	350,655	370,644
Amortization of intangible assets	38,553	39,302	173,860	153,787
Goodwill impairment charge	321,700	—	321,700	—
Restructuring and other charges, net	1,238	14,111	54,500	(66,700)
Total operating costs and expenses	1,193,933	862,311	3,872,407	3,359,123
Operating (loss)/income	(201,439)	152,365	181,676	670,139
Interest expense, net	(35,756)	(43,676)	(150,860)	(178,819)
Other, net	(4,759)	16,449	(12,974)	(94,618)
(Loss)/income before taxes	(241,954)	125,138	17,842	396,702
(Benefit from)/provision for income taxes	(39,716)	11,988	21,751	86,017
Net (loss)/income	$(202,238)	$113,150	$(3,909)	$310,685

Net (loss)/income per share:
Basic	$(1.34)	$0.74	$(0.03)	$2.00
Diluted	$(1.34)	$0.74	$(0.03)	$1.99

Weighted-average ordinary shares outstanding:
Basic	151,090	152,639	152,089	155,253
Diluted	151,090	153,140	152,089	155,927

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$508,104	$1,225,518
Accounts receivable, net of allowances	744,129	742,382
Inventories	713,485	644,875
Prepaid expenses and other current assets	136,686	162,268
Total current assets	2,102,404	2,775,043
Property, plant and equipment, net	886,010	840,819
Goodwill	3,542,770	3,911,224
Other intangible assets, net	883,671	999,722
Deferred income tax assets	131,527	100,539
Other assets	134,605	128,873
Total assets	$7,680,987	$8,756,220

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt and finance lease obligations	$2,276	$256,471
Accounts payable	482,301	531,572
Income taxes payable	32,139	43,987
Accrued expenses and other current liabilities	307,002	346,942
Total current liabilities	823,718	1,178,972
Deferred income tax liabilities	359,073	364,593
Pension and other post-retirement benefit obligations	38,178	36,086
Finance lease obligations, less current portion	22,949	24,742
Long-term debt, net	3,373,988	3,958,928
Other long-term liabilities	66,805	82,092
Total liabilities	4,684,711	5,645,413
Total shareholders' equity	2,996,276	3,110,807
Total liabilities and shareholders' equity	$7,680,987	$8,756,220

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the year ended December 31,
	2023	2022
Cash flows from operating activities:
Net (loss)/income	$(3,909)	$310,685
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation	133,105	127,184
Amortization of debt issuance costs	6,772	6,969
Goodwill impairment charge	321,700	—
Gain on sale of business	(5,877)	(135,112)
Share-based compensation	29,994	31,791
Loss on debt financing	1,413	5,468
Amortization of intangible assets	173,860	153,787
Deferred income taxes	(54,159)	(781)
Loss on equity investments, net	711	75,569
Unrealized loss on derivative instruments and other	35,986	34,309
Changes in operating assets and liabilities, net of effects of acquisitions	(160,301)	(125,776)
Acquisition-related compensation payments	(22,620)	(23,500)
Net cash provided by operating activities	456,675	460,593
Cash flows from investing activities:
Acquisitions, net of cash received	—	(631,516)
Additions to property, plant and equipment and capitalized software	(184,609)	(150,064)
Investment in debt and equity securities	(390)	(7,983)
Proceeds from the sale of business, net of cash sold	19,000	198,841
Other	994	152
Net cash used in investing activities	(165,005)	(590,570)
Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	5,346	22,803
Payment of employee restricted stock tax withholdings	(12,280)	(8,525)
Proceeds from borrowings on debt	—	500,000
Payments on debt	(848,897)	(510,701)
Dividends paid	(71,543)	(51,072)
Payments to repurchase ordinary shares	(88,398)	(292,274)
Payments of debt financing costs	(787)	(13,691)
Net cash used in financing activities	(1,016,559)	(353,460)
Effect of exchange rate changes on cash and equivalents	7,475	—
Net change in cash and cash equivalents	(717,414)	(483,437)
Cash and cash equivalents, beginning of year	1,225,518	1,708,955
Cash and cash equivalents, end of year	$508,104	$1,225,518

Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	For the three months ended December 31,		For the full year ended December 31,
	2023	2022	2023	2022
Performance Sensing (1)	75.9%	73.6%	74.1%	72.5%
Sensing Solutions (1)	24.1%	26.4%	25.9%	27.5%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended December 31,		For the full year ended December 31,
	2023	2022	2023	2022
Americas	43.3%	43.5%	45.0%	42.3%
Europe	21.3%	25.6%	26.3%	25.9%
Asia/Rest of World	35.4%	30.9%	28.7%	31.8%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended December 31,		For the full year ended December 31,
	2023	2022	2023	2022
Automotive (2)	55.8%	53.8%	53.7%	52.3%
Heavy vehicle and off-road (1)	21.1%	20.6%	21.3%	21.1%
Industrial (1)	13.5%	14.8%	14.7%	14.4%
Appliance and HVAC	4.0%	4.9%	4.6%	5.4%
Aerospace	4.9%	4.3%	4.7%	3.8%
All other	0.7%	1.6%	1.0%	3.0%
Total	100.0%	100.0%	100.0%	100.0%
(1)    Effective April 1, 2023, we reorganized our structure to move material handling products from the Performance Sensing reportable segment to the Sensing Solutions reportable segment to align with new management reporting. Accordingly, material handling revenue, which has historically been presented in the HVOR end-market, is now presented in the Industrial end-market. Prior period amounts for revenue by business and end market have been reclassified above.
(2)    Includes amounts reflected in the Sensing Solutions segment as follows: $9.8 million and $7.9 million of revenue in the three months ended December 31, 2023 and 2022, respectively, and $37.9 million and $35.8 million of revenue in the years ended December 31, 2023 and 2022, respectively.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in thousands, except per share amounts)	For the three months ended December 31, 2023
	Operating (loss)/Income	Operating Margin	Income Taxes	Net (Loss)/Income	Diluted EPS
Reported (GAAP)	$(201,439)	(20.3%)	$(39,716)	$(202,238)	$(1.34)
Non-GAAP adjustments:
Restructuring related and other (1)	345,926	34.9%	(992)	344,934	2.28
Financing and other transaction costs	2,111	0.2%	(49)	6,651	0.04
Step-up depreciation and amortization	37,301	3.8%	—	37,301	0.25
Deferred gain on derivative instruments	(218)	0.0%	471	(2,521)	(0.02)
Amortization of debt issuance costs	—	—%	—	1,664	0.01
Deferred taxes and other tax related	—	—%	(62,493)	(62,493)	(0.41)
Total adjustments	385,120	38.8%	(63,063)	325,536	2.15
Adjusted (non-GAAP)	$183,681	18.5%	$23,347	$123,298	$0.81
(1)    Includes $321.7 million of charges to impair goodwill in our Insights reporting unit, presented on the consolidated statement of operations in goodwill impairment charge. Also includes $11.4 million of charges arising as an indirect result of actions taken in the Q3 2023 Plan, of which approximately $2.1 million was recorded in restructuring and other charges, net, with the remainder primarily in cost of revenue.

($ in thousands, except per share amounts)	For the three months ended December 31, 2022
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$152,365	15.0%	$11,988	$113,150	$0.74
Non-GAAP adjustments:
Restructuring related and other	12,041	1.2%	(2,935)	10,205	0.07
Financing and other transaction costs	5,074	0.5%	—	5,508	0.04
Step-up depreciation and amortization	38,027	3.7%	—	38,027	0.25
Deferred gain on derivative instruments	(3,213)	(0.3%)	2,985	(11,481)	(0.07)
Amortization of debt issuance costs	—	—%	—	1,713	0.01
Deferred taxes and other tax related	—	—%	(10,627)	(10,627)	(0.07)
Total adjustments	51,929	5.1%	(10,577)	33,345	0.22
Adjusted (non-GAAP)	$204,294	20.1%	$22,565	$146,495	$0.96

($ in thousands, except per share amounts)	For the full year ended December 31, 2023
	Operating Income	Operating Margin	Income Tax	Net (Loss)/Income	Diluted EPS
Reported (GAAP)	$181,676	4.5%	$21,751	$(3,909)	$(0.03)
Non-GAAP adjustments:
Restructuring related and other (1)	411,494	10.2%	(3,659)	407,835	2.67
Financing and other transaction costs (2)	16,286	0.4%	2,727	24,219	0.16
Step-up depreciation and amortization (3)	168,582	4.2%	—	168,582	1.11
Deferred gain on derivative instruments	(4,078)	(0.1%)	273	(1,733)	(0.01)
Amortization of debt issuance costs	—	—%	—	6,771	0.04
Deferred taxes and other tax related	—	—%	(50,391)	(50,391)	(0.33)
Total adjustments	592,284	14.6%	(51,050)	555,283	3.64
Adjusted (non-GAAP)	$773,960	19.1%	$72,801	$551,374	$3.61
(1)    Primarily includes (1) $321.7 million of charges to impair goodwill of our Insights reporting unit in the fourth quarter of 2023, (2) $28.8 million of charges related to the exit of the Spear Marine Business, $14.4 million of which was recorded in restructuring and other charges, net, with the remainder primarily in cost of revenue, (3) $23.5 million of charges incurred as part of the Q3 2023 Plan, recorded in restructuring and other charges, net, and (4) $18.8 million of charges arising as an indirect result of actions taken in the Q3 2023 Plan, of which approximately $2.1 million was recorded in restructuring and other charges, net, with the remainder primarily in cost of revenue. Refer to our Annual Report on Form 10-K for additional information on the goodwill impairment charge, the Q3 2023 Plan, and the exit of the Spear Marine Business.
(2)    Primarily includes $15.3 million of expense related to acquisition-related compensation arrangements (recorded in restructuring and other charges, net) and $5.4 million of debt financing loss related to our repayment of the 5.625% Senior Notes in December 2023 and our term loan in the first half of 2023 (recorded in other, net), partially offset by a $5.9 million gain on the sale of a business (recorded in restructuring and other charges, net).
(3)    Includes $13.5 million of accelerated amortization related to the exit of the Spear Marine Business in the second quarter of 2023.

($ in thousands, except per share amounts)	For the full year ended December 31, 2022
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$670,139	16.6%	$86,017	$310,685	$1.99
Non-GAAP adjustments:
Restructuring related and other	36,472	0.9%	(3,498)	34,515	0.22
Financing and other transaction costs (1)	(75,550)	(1.9%)	2,767	10,726	0.07
Step-up depreciation and amortization	148,291	3.7%	—	148,291	0.95
Deferred (gain)/loss on derivative instruments	(1,473)	0.0%	(387)	1,490	0.01
Amortization of debt issuance costs	—	—%	—	6,969	0.04
Deferred taxes and other tax related (2)	—	—%	17,828	17,828	0.11
Total adjustments	107,740	2.7%	16,710	219,819	1.41
Adjusted (non-GAAP)	$777,879	19.3%	$69,307	$530,504	$3.40

(1)    Includes gain on the sale of the Qinex Business in the third quarter of 2022 and changes in the fair value of acquisition-related contingent consideration amounts of $135.1 million and $9.4 million, respectively, partially offset by $48.9 million of expense related to compensation arrangements entered into concurrent with the closing of an acquisition, each of which were recorded in restructuring and other charges, net. Also includes $75.6 million of mark-to-market losses on our equity investments, primarily our investment in Quanergy Systems, Inc., which are presented in other, net in our consolidated statement of operations.
(2)    Includes $14.7 million of current tax expense related to the repatriation of profit from certain Asian subsidiaries to their parent companies in the Netherlands and the United States. The decision to repatriate these profits was the result of our goal to reduce our balance sheet exposure and corresponding earnings volatility related to changes in foreign currency exchange rates as well as to fund our deployment of capital.
Non-GAAP adjustments by location in statements of operations

(in thousands)	For the three months ended December 31,		For the full year ended December 31,
	2023	2022	2023	2022

Cost of revenue (1)	$22,194	$(1,189)	$37,766	$10,873
Selling, general and administrative	2,890	1,266	10,639	16,457
Amortization of intangible assets (2)	37,098	37,741	167,679	147,110
Goodwill impairment charge (3)	321,700	—	321,700	—
Restructuring and other charges, net (4)	1,238	14,111	54,500	(66,700)
Operating income adjustments	385,120	51,929	592,284	107,740
Interest expense, net	1,664	1,713	6,771	6,969
Other, net (5)	1,815	(9,720)	7,278	88,400
(Benefit from)/provision for income taxes (6)	(63,063)	(10,577)	(51,050)	16,710
Net income adjustments	$325,536	$33,345	$555,283	$219,819
(1)    The three and twelve months ended December 31, 2023 includes $9.4 million and $16.5 million, respectively, of charges arising as an indirect result of actions taken in the Q3 2023 Plan. The twelve months ended December 31, 2023 also includes a charge of $13.0 million to write down inventory related to the Spear Marine Business, which was exited in the second quarter of 2023.
(2)    The twelve months ended December 31, 2023 includes $13.5 million of accelerated amortization related to the exit of the Spear Marine Business in the second quarter of 2023.
(3)    In the fourth quarter of 2023, we impaired goodwill in our Insights reporting unit. Refer to our Annual Report on Form 10-K for additional information.
(4)    The twelve months ended December 31, 2023 includes (1) $22.8 million of charges related to the Q3 2023 Plan incurred in the second half of 2023, (2) $15.3 million of expense related to compensation arrangements entered into concurrent with the closing of certain acquisitions, and (3) $14.4 million of charges related to the exit of the Spear Marine Business in the second quarter of 2023. The twelve months ended December 31, 2022 includes gains of $135.1 million, related to the sale of the Qinex Business, and $9.4 million, related to changes in the fair values of acquisition-related contingent consideration amounts, partially offset by $48.9 million of expense related to compensation arrangements entered into concurrent with the closing of certain acquisitions, including $10.4 million recognized during the fourth quarter of 2022. Refer to our Annual Report on Form 10-K for additional information.
(5)    The year ended December 31, 2022 includes mark-to-market losses on our equity investments, primarily in Quanergy Systems, Inc, of $75.6 million, and a $5.5 million loss related to the redemption of the 4.875% Senior Notes in the third quarter of 2022.
(6)    The year ended December 31, 2022 includes current tax expense of $14.7 million related to the repatriation of profit from certain Asian subsidiaries to their parent company in the Netherlands. The decision to repatriate these profits was the result of our goal to reduce our balance sheet exposure and corresponding earnings volatility related to changes in foreign currency exchange rates as well as to fund our deployment of capital.
Free cash flow

($ in thousands)	Three months ended December 31,			Full year ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net cash provided by operating activities	$105,098	$224,860	(53.3%)	$456,675	$460,593	(0.9%)
Additions to property, plant and equipment and capitalized software	(48,385)	(39,640)	(22.1%)	(184,609)	(150,064)	(23.0%)
Free cash flow	$56,713	$185,220	(69.4%)	$272,066	$310,529	(12.4%)
Adjusted corporate and other expenses

	Three months ended December 31,		Full year ended December 31,
(in thousands)	2023	2022	2023	2022
Corporate and other expenses (GAAP)	$(414,220)	$(65,535)	$(633,242)	$(294,429)
Restructuring related and other (1)	345,594	(1,229)	366,509	11,896
Financing and other transaction costs	1,205	4,233	6,771	15,726
Step-up depreciation and amortization	203	286	903	1,181
Deferred gain on derivative instruments	(218)	(3,213)	(4,078)	(1,473)
Total Adjustments	346,784	77	370,105	27,330
Adjusted corporate and other expenses	$(67,436)	$(65,458)	$(263,137)	$(267,099)
(1)    Includes $321.7 million of charges to impair goodwill in our Insights reporting unit, presented on the consolidated statement of operations in goodwill impairment charge.
Adjusted EBITDA

	Three months ended December 31,		Full year ended December 31,
(in thousands)	2023	2022	2023	2022
Net (loss)/income	$(202,238)	$113,150	$(3,909)	$310,685
Interest expense, net	35,756	43,676	150,860	178,819
(Benefit from)/provision for income taxes	(39,716)	11,988	21,751	86,017
Depreciation expense	36,228	32,622	133,105	127,184
Amortization of intangible assets	38,553	39,302	173,860	153,787
EBITDA	(131,417)	240,738	475,667	856,492
Non-GAAP Adjustments
Restructuring related and other	345,926	13,140	411,494	38,013
Financing and other transaction costs	6,700	5,053	21,492	7,504
Deferred (gain)/loss on derivative instruments	(2,992)	(14,466)	(2,006)	1,877
Adjusted EBITDA	$218,217	$244,465	$906,647	$903,886

Debt and leverage (gross and net)

	As of
($ in thousands)	December 31, 2023	December 31, 2022
Current portion of long-term debt and finance lease obligations	$2,276	$256,471
Finance lease obligations, less current portion	22,949	24,742
Long-term debt, net	3,373,988	3,958,928
Total debt and finance lease obligations	3,399,213	4,240,141
Less: Discount, net of premium	(1,568)	(3,360)
Less: Deferred financing costs	(24,444)	(29,916)
Total gross indebtedness	$3,425,225	$4,273,417
Adjusted EBITDA (LTM)	$906,647	$903,886
Gross leverage ratio	3.8	4.7

	As of
($ in thousands)	December 31, 2023	December 31, 2022
Total gross indebtedness	$3,425,225	$4,273,417
Less: Cash and cash equivalents	508,104	1,225,518
Net Debt	$2,917,121	$3,047,899
Adjusted EBITDA (LTM)	$906,647	$903,886
Net leverage ratio	3.2	3.4
Guidance

	For the three months ending March 31, 2024
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$132.9	$140.9	$73.4	$78.2	$0.48	$0.52
Restructuring related and other	1.6	3.1	1.6	3.1	0.01	0.02
Financing and other transaction costs	1.0	3.0	1.0	3.0	0.01	0.02
Step-up depreciation and amortization	42.5	43.0	42.5	43.0	0.28	0.28
Deferred (gain)/loss on derivative instruments(1)	—	—	—	—	—	—
Amortization of debt issuance costs	—	—	1.5	1.7	0.01	0.01
Deferred taxes and other tax related	—	—	4.0	5.0	0.03	0.03
Non-GAAP	$178.0	$190.0	$124.0	$134.0	$0.82	$0.88
Weighted-average diluted shares outstanding (in millions)					151.7	151.7
(1)    We are unable to predict movements in commodity prices and, therefore, the impact of mark-to-market adjustments on our commodity forward contracts to our projected operating results. In prior periods such adjustments have been significant to our reported GAAP earnings.

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Investors:		Media:
Jacob Sayer		Alexia Taxiarchos
(508) 236-1666		(508) 236-1761
jsayer@sensata.com		ataxiarchos@sensata.com